                                                                   Exhibit 10(a)

                   Sutherland Asbill & Brennan LLP Letterhead
                          1275 Pennsylvania Ave., N.W.
                              Washington, DC 20004

MARY JANE WILSON-BILIK
DIRECT LINE:  202.383.0660
Internet: mjwilson-bilik@sablaw.com

                                 April 29, 2002

VIA EDGARLINK

Board of Directors
410 Saw Mill River Road
Ardsley, New York 10502

Ladies and Gentlemen:

     We hereby consent to the reference to our name under the caption "Legal Matters" in the Statement of Additional Information for the Varifund (R) Variable Annuity filed as part of Post-Effective Amendment No. 16 to the registration statement on Form N-4 for the Canada Life of New York Variable Annuity Account 1 (File Nos. 33-32199; 811-5962). In giving this consent, we do not admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act of 1933.

                                       Very truly yours,

                                       Sutherland Asbill & Brennan LLP


                                       By: /s/ Mary Jane Wilson-Bilik
                                           -------------------------------------
                                           Mary Jane Wilson-Bilik